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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

     The following is a list of all subsidiaries of Premier Financial Bancorp, Inc. and their state of incorporation.

      Subsidiary                                          State of Incorporation

Citizens Deposit Bank and Trust Company                       Kentucky

County Finance (a direct subsidiary of Citizens Deposit
  Bank and Trust Company)                                     Kentucky

Bank of Germantown                                            Kentucky

Georgetown Bancorp, Inc.                                      Kentucky

Georgetown Bank and Trust Company (a direct subsidiary
  of Georgetown Bancorp, Inc.)                                Kentucky

Citizens Bank                                                 Kentucky

Premier Data Services, Inc.                                   Kentucky

Farmers Deposit Bancorp, Inc.                                 Kentucky

Farmers Deposit Bank (a direct subsidiary of Farmers
  Deposit Bancorp, Inc.)                                      Kentucky

Mt. Vernon Bancshares, Inc.                                   Kentucky

The Bank of Mt. Vernon (a direct subsidiary of
  Mt. Vernon Bancshares, Inc.)                                Kentucky

The Sabina Bank                                               Ohio

Ohio River Bank                                               Ohio

The Bank of Philippi                                          West Virginia

Boone County Bank                                             West Virginia